Ex-99.B11




                  INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 2-95285 under the Securities Act of 1933, of our report dated January 22, 1999, relating to PC&J Preservation Fund, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement and to the references to us under the headings 'Financial Highlights' and 'Auditors' in such Registration Statement.


/s/ Deloitte & Touche LLP

Dayton, Ohio
February 23, 1999